                                                                  EXHIBIT 10.14

      THIS LOAN AGREEMENT is dated as of November l, 1983, between the ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF PLAINWELL (the "Issuer"), a political subdivision and body corporate and politic of the State of Michigan (the "State"), and PLAINWELL PAPER CO., INC., a corporation organized and existing under the laws of the State (the "Company").

                              W I T N E S S E T H :

      WHEREAS, the Issuer has been created under the provisions of and is empowered pursuant to Act 338, Public Acts of Michigan, 1974, as amended (the "Act"), to issue its revenue obligations t finance costs of providing certain facilities including pollution control facilities; and

      WHEREAS, the Company is pursuing the acquisition, construction and installation of the facilities and equipment described in Exhibit A hereto (the "Project"); and

      WHEREAS, on April 26, 1983, the Board of Directors of the Issuer adopted an initial resolution stating the intention of the Issuer to issue revenue bonds in an aggregate amount of not to exceed $4,000,000 to finance costs of that acquisition, construction and installation; and

      WHEREAS, in furtherance of the purposes of the Act, the Issuer proposes to issue its Variable Rate Demand Notes (Plainwell Paper Co., Inc. Project) (the "Notes"), pursuant to the Indenture (as hereinafter defined) to finance the costs of acquiring, constructing and installing the Project, and to sell the Notes to a purchaser or purchasers provided by the Company; and

      WHEREAS, the Issuer proposes to loan the proceeds from the sale of the Notes to the Company upon the terms and conditions set forth herein;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      All capitalized, undefined terms used herein shall have the same meanings as used in Article I of the hereinafter defined Indenture. In addition, the following words and phrases shall have the following meanings:

      "Act" means Act 338, Public Acts of Michigan, 19/4, as amended.

      "Company" means (i) Plainwell Paper Co., Inc., a Michigan corporation, and its successors and assigns, and (ii) any surviving, resulting or transferee corporation as provided in Section 2.2(d) hereof.

      "Counsel" means an attorney at law (who may be counsel to the Trustee, the Issuer, the Company or the Guarantor).
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      "Default" means any Default under this Agreement as specified in and defined by Section 8.1 hereof.

      "Force Majeure" means any cause or event not reasonably within the control of the Company, including without limitation the following: acts of God; strikes, lock-outs or other industrial disturbances; acts of public enemies; restraining orders of any kind of the government of the United States of America or of the State or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides, earthquakes; fires; storms; droughts; floods; explosions, breakage or accident to machinery, transmission pipes or canals; civil disturbances; washouts; hurricanes; tornados; and partial or entire failure or unavailability of transportation or utilities.

      "Indenture" means the Indenture of Trust dated as of this date between the Issuer and the Trustee, pursuant to which the Notes are authorized to be issued, and any amendments and supplements thereto.

      "Issuer" means the Economic Development Corporation of the City of Plainwell and any successor.

      "Note Fund" means the fund created in Section 502 of the Indenture.

      "Notes" means the Issuer's Variable Rate Demand Notes (Plainwell Paper Co., Inc. Project).

      "Project" means the project described in Exhibit A hereof.

      "Project Costs" include those costs of the Project which are permitted to be financed under the Act and which do not result in any loss of the exemption for interest on the Notes under the Internal Revenue Code of 1954, as amended.

      "Term of Agreement" means the term of this Agreement as specified in
Section 11.1 hereof.

      "Trustee" means the Trustee at the time serving under the Indenture.

                                   ARTICLE II
                    REPRESENTATIONS, COVENANTS AND WARRANTIES

      Section 2.1. Representations, Covenants and Warranties of the Issuer. The Issuer represents, covenants and warrants that:

            (a) The Issuer is a political subdivision and body corporate and politic of the State duly created and existing under the Act. Under the Act, the Issuer is authorized to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder and thereunder. The Issuer has authorized the issuance, execution and delivery of the Notes and the execution and delivery of this Agreement and


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

      the Indenture. The Issuer will not take any action to interfere with any obligation it may have with respect to the Notes, or the proceedings authorizing the Notes, or this Agreement or the Indenture.

            (b) The Issuer agrees to provide funds from the proceeds from the sale of the Notes for the financing of the Project, and to secure the Notes by assigning this Agreement to the Trustee under the Indenture.

            (c) The Issuer covenants that it will not pledge the amounts derived from this Agreement other than to secure the Notes.

      Section 2.2. Representations, Covenants and Warranties of the Company. The Company represents, covenants, and warrants as follows:

            (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its property and to carry on its business as now being conducted.

            (b) The Company has full power and authority to enter into this Agreement, the Remarketing Agreement and the Credit Agreement, and the execution and delivery of each of such documents have been duly authorized by all necessary corporate action. No consent or approval of or any filing with any municipal, state or federal regulatory authority is required as a condition to the execution, delivery or validity of this Agreement, the Remarketing Agreement or the Credit Agreement.

            (c) This Agreement, the Remarketing Agreement and the Credit Agreement constitute valid and binding agreements of the Company enforceable in accordance with their terms except that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            (d) The Company agrees that during the Term of Agreement it will maintain its existence, will continue to be a corporation in good standing in the State, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities to consolidate with or merge into it, provided that the Company may, without violating the agreement contained in this Section, consolidate with or merge into another legal entity, or permit one or more legal entities to consolidate with or merge into it, or sell or otherwise transfer to another legal entity all or substantially all of its assets as an entirety and thereafter dissolve, provided (i) that such acquisition, consolidation, merger, or transfer will not affect the tax-exempt status of the interest on the Notes; and (ii) that if the surviving, resulting or transferee legal entity, as the case may be, is not the Company, then such legal entity shall be a legal entity organized and existing under the laws of one of the States of the United States of America and shall assume all of the obligations of the

      Company under the Agreement, the Remarketing Agreement and the Credit Agreement, in which event the Issuer shall release the Company in writing, concurrently with and contingent upon such acquisition, consolidation, merger or transfer.

            (e) Neither the execution and delivery of this Agreement, the Remarketing Agreement or the Credit Agreement, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions thereof conflicts with or results in a breach of the terms, conditions, or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement.

            (f) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Company or any of its officers nor to the best of the knowledge of the Company is there any basis therefor, wherein an unfavorable decision, ruling, or finding would materially adversely affect the transactions contemplated by this Agreement or which would adversely affect, in any way, the validity or enforceability of the Notes, this Agreement, the Credit Agreement, the Remarketing Agreement, or any agreement or instrument to which the Company is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.

      Section 2.3. The Project. The Company will cause the Project to be completed in accordance with the Company's specifications and directions. It is the Company's present intention to use the Project throughout the Term of Agreement primarily in connection with its present business. The Company may use the Project during the Term of Agreement, however, for any lawful purpose if Counsel satisfactory to the Trustee renders an opinion to the Issuer and the Trustee that the use will not affect the validity or the tax-exempt nature of the Notes. The failure or inability of the Company to use the Project for the intended purposes shall not affect in any way the Company's obligations under this Agreement and shall not be deemed a breach or Default under this Agreement as long as the use does not affect the validity or tax-exempt nature of the Notes.

                                   ARTICLE III
                  ACQUISITION AND CONSTRUCTION OF THE PROJECT;
                              ISSUANCE OF THE NOTES

      Section 3.1. Agreement to Acquire, Construct and Install the Project. The Company agrees that it will acquire, construct, and install the Project with all reasonable dispatch and use its best efforts to cause the acquisition, construction and installation of the Project to be completed by October 1, 1986, or as soon thereafter as may be practicable, delays caused by Force Majeure only excepted; but if for any reason such acquisition, construction and installation is not completed by said date there shall be no resulting liability on the part of the Company and


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no diminution in or postponement of the payments required in Section 4.2 hereof to be paid by the Company.

      Section 3.2. Agreement to Issue Notes; Application of Note Proceeds. In order to provide funds for payment of the Project Costs, the Issuer, concurrently with the execution of this Agreement, will issue, sell, and deliver the Notes and deposit the net proceeds thereof with the Trustee in the Project Fund.

      Section 3.3. Disbursements from the Project Fund. The Issuer has, in the Indenture, authorized and directed the Trustee to make disbursements from the Project Fund to pay the Project Costs, or to reimburse the Company for any Project Costs paid by the Company. The Trustee shall make payments from the Project Fund upon receipt of requisitions signed by a Company Representative stating:

            (a) the requisition number,

            (b) the name and address of the Person to whom payment is due or to whom the Company has made payment for which reimbursement is to be made,

            (c) the amount to be paid, and

            (d) that each obligation has been properly incurred, is a proper charge against the Project Fund, and has not been the basis of any previous withdrawal. The requisition shall be accompanied by copies of such invoices, cancelled checks (or other evidence of payment) and similar documentation as the Trustee may reasonably request.

      Section 3.4. Establishment of Completion Date. The end of the Construction Period shall be evidenced to the Issuer and the Trustee by a certificate signed by a Company Representative stating that, except for amounts retained by the Trustee at the Company's direction to pay any Project Costs not then due and payable, the acquisition, construction and installation of the Project has been completed and the Project Costs have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Forthwith upon completion of the acquisition, construction and installation of the Project, the Company agrees to cause such certificate to be furnished to the Issuer and the Trustee. Upon receipt of such certificate, the Trustee shall retain in the Project Fund a sum equal to the amounts necessary for payment of the Project Costs not then due and payable according to such certificate. If any such amounts so retained are not subsequently used, prior to any transfer of said amounts to the Note Fund as provided below, the Trustee shall give notice to the Company of the failure to apply said funds for payment of the Project Costs. Any amount not to be retained in the Project Fund for payment of the Project Costs, and all amounts so retained but not subsequently used, shall be transferred by the Trustee into the Note Fund. The transferred amounts (the "Excess Proceeds") shall be retained in a segregated subaccount in the Note Fund for the payment or redemption of Outstanding Notes at the earliest possible date after such amounts become Available Moneys. Any provision of this Agreement or the Indenture to the contrary notwithstanding, the Excess Proceeds held in the Note Fund may not be


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

invested to produce a yield (as computed under Section 1.103-13 of the Federal Income Tax Regulations) greater than the yield on the Notes. The Trustee shall have the right to request from the Company and to rely on instructions with respect to the yield on the Notes.

      Section 3.5. The Company Required to Pay in Event Project Fund Insufficient. In the event the moneys in the Project Fund available for payment of the Project Costs should not be sufficient to pay the Project Costs in full, the Company agrees to complete the construction of the Project and to pay that portion of the Project Costs in excess of the moneys available therefor in the Project Fund. The Company agrees that if, after exhaustion of the moneys in the Project Fund, the Company should pay any portion of the Project Costs pursuant to the provisions of this Section, the Company shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the Owners of any of the Notes, nor shall the Company be entitled to any diminution of the amounts payable under Section 4.2 hereof.

      Section 3.6. Investment of Moneys. Any moneys held as a part of the Project Fund shall be invested or reinvested by the Trustee, to the extent permitted by law, at the written request of and as directed by a Company Representative, in any of the investments authorized in Article VI of the Indenture.

      Section 3.7. The Covenants with Respect to Arbitrage. The Company covenants with the Issuer and to and for the benefit of the purchasers and Owners of the Notes that no use will be made of the proceeds from the issuance and sale of the Notes which, if such use had been reasonably expected on the date of issue of the Notes, would have caused the Notes to be classified as "arbitrage bonds" within the meaning of Section 103(c)(2) of the Code. As long as any of the Notes are Outstanding, the Company shall not willfully violate the requirements of Section 103(c) of the Code and any regulations thereunder. The Company reserves the right, however, to make any investment of proceeds authorized hereunder and under the Indenture and permitted by the laws of the State, if Section 103(c) or the regulations thereunder are repealed or relaxed or held void by final judgment of a court of competent jurisdiction, so long as the investment would not result in making the interest on the Notes subject to federal income taxation. In making investments, the Company may rely on an opinion of nationally recognized bond counsel.

                                   ARTICLE IV
                        LOAN OF PROCEEDS TO THE COMPANY;
                                 LOAN PROVISIONS

      Section 4.1. Loan of Proceeds. The Issuer agrees, upon the terms and conditions contained in this Agreement, to lend to the Company the proceeds received by the Issuer from the sale of the Notes. Such proceeds shall be disbursed to or on behalf of the Company as provided in Section 3.3 hereof.


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

      Section 4.2. Amounts Payable.

            (a) The Company hereby covenants and agrees to repay the loan in installments, as follows: on or before any interest payment date for the Notes or any other date that payments are required to be made to the Trustee pursuant to Section 308 of the Indenture in order to effect redemption on the date fixed for redemption of any or all of the Notes pursuant to the Indenture, until the principal of, premium, if any, and interest on the Notes shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, a sum which, together with any Available Moneys available for such payment in the Note Fund, will enable the Trustee to pay the amount payable on such date as principal of (whether at maturity or upon redemption or acceleration or otherwise), premium, if any, and interest on the Notes as provided in the Indenture; provided, however, that the obligation of the Company to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank to the Trustee under the Letter of Credit upon reimbursement by the Company to the Bank in full for such payment pursuant to the terms of the Credit Agreement.

            It is understood and agreed that all payments payable by the Company under subsection (a) of this Section are assigned by the Issuer to the Trustee for the benefit of the Owners of the Notes. The Company assents to such assignment. The Issuer hereby directs the Company and the Company hereby agrees to pay to the Trustee at the Principal Office of the Trustee all payments payable by the Company pursuant to this Section.

            (b) The Company will also pay the reasonable expenses of the Issuer related to the issuance of the Notes and incurred upon the written request of the Company and the reasonable fees and expenses of the Issuer caused by a Default under this Agreement.

            (c) The Company will also pay the reasonable fees and expenses of the Trustee under the Indenture, including those incurred in connection with the Trustee's indemnification of its agent appointed pursuant to
      Section 314 of the Indenture, and all other amounts which may be payable to the Trustee under Section 902 of the Indenture, such amounts to be paid directly to the Trustee for the Trustee's own account as and when such amounts become due and payable, and any reasonable expenses in connection with any redemption of the Notes. The Company will also pay the reasonable fees and expenses of the Paying Agent, any Co-Paying Agent, the Note Registrar, any Co-Note Registrar, any Authenticating Agent, and the agent of the Trustee appointed pursuant to Section 314 of the Indenture, for their services rendered under the Indenture and all advances, counsel fees and other expenses reasonably made or incurred by such Persons in connection with such services.

            (d) The Company covenants, for the benefit of the Owners of the Notes, to pay or cause to be paid to the Trustee such amounts as shall be necessary to enable the Trustee to pay the Purchase Price of Notes delivered to it for purchase, all as more particularly described in Sections 303, 304 and 306 of the indenture; provided, however,


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

      that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of moneys available for such payment described in subsections (i) or (ii) of Section 311 of the Indenture; and provided, further, that the obligation of the Company to make. any payment hereunder shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by the Bank to the Trustee under the Letter of Credit.

      In the event the Company should fail to make any of the payments required in this Section, the item or installment so in Default shall continue as an obligation of the Company until the amount in Default shall have been fully paid, and the Company agrees to pay the same with interest thereon, to the extent permitted by law, from the date when such payment was due at the Late Payment Rate.

      Section 4.3. Obligations of the Company Hereunder Unconditional. The obligations of the Company to make the payments required in Section 4.2 and other sections hereof and to perform and observe the other agreements contained herein shall be absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee, and, until such time as the principal of, premium, if any, and interest on the Notes shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof, (ii) will perform and observe all other agreements contained in this Agreement and (iii) except as provided in Article IX hereof, will not terminate the Term of Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Company to complete the acquisition, construction, and installation of the Project, the occurrence of any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or temporary use of any or all of the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained, and in the event the Issuer or the Trustee should fail to perform any such agreement on its part, the Company may institute such action against the Issuer or the Trustee as the Company may deem necessary to compel performance so long as such action does not abrogate the obligations of the Company contained in the first sentence of this Section. The Company may, however, at its own cost and expense and in its name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect the Company's right of possession, occupancy and use hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request.


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

      Section 4.4. Substitute Letter of Credit. The Company may, at any time, provide for the delivery to the Trustee of a Substitute Letter of Credit. Any Substitute Letter of Credit shall be delivered to the Trustee not less than sixty (60) days prior to expiration of the Letter of Credit it is being issued to replace; provided, however, that at least twenty (20) days but not more than sixty (60) days prior to such delivery date, the Company shall have mailed to each Owner of Notes the notice required pursuant to Section 315 of the Indenture.

                                    ARTICLE V
                      DAMAGE, DESTRUCTION AND CONDEMNATION

      Section 5.1. Damage, Destruction and Condemnation. Unless the Company shall have exercised its option to terminate this Agreement pursuant to the provisions of Section 9.2(a) or Section 9.2(b) hereof, if prior to full payment of the Notes (or prior to provision for payment thereof having been made in accordance with the provisions of the Indenture) (i) the Project or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty or (ii) title to or any interest in, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Company shall be obligated to continue to pay the amounts specified in Section 4.2 hereof.

                                   ARTICLE VI
                                SPECIAL COVENANTS

      Section 6.1. Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project or for carrying out the expressed intention of this Agreement.

      Section 6.2. The Issuer and the Company Representatives. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by an Issuer Representative and for the Company by a Company Representative; the Trustee and any party hereto shall be authorized to act on any such approval or request.

      Section 6.3. Covenants of the Company with Respect to Use of Note Proceeds. The Issuer is issuing the Notes pursuant to an exemption contained in
Section 103(b)(4) of the Code. It is the intention of the parties that the interest on the Notes remain free from federal income taxation and to that end the Company covenants with the Issuer and with the Trustee for the benefit of the Owners of any Notes, that it will never, insofar as it is able, permit the use of Note proceeds so as to cause the loss of the exemption claimed.

      Section 6.4. Security Interest. The Company agrees to execute and file any and all financing statements or amendments thereof or continuation statements thereto necessary to


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

perfect and continue the perfection of the security interest granted in the Indenture. The Company shall pay all costs of filing such instruments.

                                   ARTICLE VII
                         REDEMPTION AND INDEMNIFICATION

      Section 7.1. Redemption of Notes. The Company shall have and is hereby granted the option to prepay from time to time the amounts payable under this Agreement in sums and at times sufficient to redeem or to pay or cause to be paid all or part of the Notes in accordance with the provisions of the Indenture. The Issuer, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the Outstanding Notes, as may be specified by the Company, on the date established for such redemption.

      Section 7.2. References to Notes Ineffective After Notes Paid. Upon payment in full of the Notes (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and payment of all fees and charges of the Trustee, and payment of all amounts payable to the Bank under the Credit Agreement, all references in this Agreement to the Notes and the Trustee shall be ineffective, and neither the Trustee nor the Owners of any of the Notes shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested or would affect the tax-exempt status of interest on the Notes.

      Section 7.3. The Issuer to Grant Security Interest to the Trustee. The parties hereto agree that pursuant to the Indenture, the Issuer shall assign to the Trustee in order to secure payment of the Notes all of the Issuer's right, title, and interest in this Agreement except the Issuer's rights under Sections 4.2(b) and 8.4 hereof.

      Section 7.4. Indemnification of the Trustee, etc. The Company shall and hereby agrees to indemnify the Trustee for, and hold the Trustee harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without negligence or willful misconduct by the Trustee and arising out of or in connection with its acting as Trustee under the Indenture.

                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

      Section 8.1. Defaults Defined. The following shall be "Defaults" under this Agreement and the term "Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

            (a) Failure by the Company to pay any amount required to be paid under subsection (a) or (d) of Section 4.2 hereof at the time specified therein.

            (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Section


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

      8.1(a), for a period of thirty (30) Business Days after written notice specifying such failure and requesting that it be remedied shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted by the Company within the applicable period and diligently pursued until such failure is corrected.

            (c) The dissolution or liquidation of the Company, except as authorized by Section 2.2 hereof, or the voluntary initiation by the Company of any proceeding under any federal or state law relating to bankruptcy, insolvency, arrangement, reorganization, readjustment of debt or any other form of debtor relief, or the initiation against the Company of any such proceeding which shall remain undismissed for sixty (60) days, or failure by the Company to promptly have discharged any execution, garnishment or attachment of such consequence as would impair the ability of the Company to carry on its operations at the Project, or assignment by the Company for the benefit of creditors, or the entry by the Company into an agreement of composition with creditors or the failure generally by the Company to pay its debts as they become due.

            (d) The occurrence of a Default under the Indenture or the Guaranty.

            (e) Any representation or warranty made by the Company herein or any statement or representation in any certificate, report or other document delivered by the Company in connection herewith shall prove to have been misleading in any material respect when made.

The provisions of subsection (b) of this Section are subject to the following limitation: if by reason of Force Majeure the Company is unable in whole or in part to carry out any of its agreements contained herein (other than its obligations contained in Article IV hereof), the Company shall not be deemed in Default during the continuance of such inability. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreement, provided that the settlement of strikes and other industrial disturbances shall be entirely within the discretion of the Company and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

      Section 8.2. Remedies on Default. Whenever any Default referred to in
Section 8.1 hereof shall have happened and be continuing, the Trustee or the Issuer with the written consent of the Trustee may take one or any combination of the following remedial steps:

            (a) If the Trustee has declared the Notes immediately due and payable pursuant to Section 802 of the Indenture, by written notice to the Company, declare an amount equal to all amounts then due and payable on the Notes, whether by acceleration of maturity (as provided in the Indenture) or otherwise, to be immediately due and payable as liquidated damages under this Agreement and not as a penalty, whereupon the same shall become immediately due and payable; or

            (b) Take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

      Any amounts collected pursuant to action taken under this Section shall be paid into the Note Fund and applied in accordance with the provisions of the Indenture.

      Section 8.3. No Remedy Exclusive. Subject to Section 802 of the Indenture, no remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Owners of the Notes, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

      Section 8.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should Default under any of the provisions of this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fee of such attorneys and such other expenses so incurred by the Issuer, and any such amounts paid by the Issuer shall be added to the indebtedness secured by the Indenture.

      Section 8.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE IX
                         OPTIONS TO TERMINATE AGREEMENT

      Section 9.1. Option to Terminate At Any Time. The Company shall have, and is hereby granted, the option to terminate this Agreement at any time prior to full payment of the Notes (or provision for payment thereof having been made in accordance with the provisions of the Indenture). The Company may terminate this Agreement (a) by paying or causing to be paid to the Trustee an amount equal to the sum of the following:

            (i) an amount of money which, when added to the amount then on deposit and available in the Note Fund, will be sufficient to pay, retire and redeem all the Outstanding Notes on the earliest possible redemption date after notice as provided in the Indenture including, without limitation to, the principal amount thereof, all interest to accrue to said redemption date and premium, if any, expenses of redemption, plus

            (ii) An amount of money equal to the Trustee's fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Notes, plus

            (iii) An amount of money equal to the Issuer's fees and expenses under this Agreement accrued and to accrue until such final payment and redemption of the Notes;

      (b) in case of redemption, by making arrangements satisfactory to the Trustee for the giving of the required notice of redemption and (c) by giving the Issuer notice in writing of such termination, and such termination shall forthwith become effective.

      Section 9.2. Option to Terminate Upon the Occurrence of Certain Events. The Company shall have, and is hereby granted, the option to terminate this Agreement prior to the full payment of the Notes (or provision for payment thereof having been made in accordance with the provisions of the Indenture) at any time any of the events set forth below shall occur:

            (a) The Project shall have been damaged or destroyed (i) to such extent that it cannot, in the Company's judgment be reasonably restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company is thereby prevented, in the Company's judgment, from carrying on its normal operations at the Project for a period of six (6) months or more.

            (b) Title to, or the temporary use for a period of six (6) months or more of, all or substantially all the Project, or such part thereof as shall materially interfere, in the Company's judgment, with the operation of the Project for the purpose for which the Project is designed, shall have been taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority (including such a taking or takings as results in the Company being thereby prevented from carrying on its normal operations at the Project for a period of six (6) months or more).

            (c) Changes which the Company cannot reasonably control or overcome in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Project for the purposes contemplated by this Agreement shall have occurred, or technological or other changes shall have occurred which in the judgment of the Company render the continued operation of the Project uneconomic for such purposes.

To exercise such option, the Company shall, within ninety (90) days following the event authorizing such termination, give written notice to the Issuer and the Bank, and to the Trustee if any of the Notes shall then be unpaid, and shall specify therein the date of termination, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date such notice is mailed, and in case of a redemption of the Notes in accordance with the provisions of the Indenture, shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption. In order to exercise such option, the Company shall pay, or cause to be paid, on or prior to the applicable redemption date, to the Trustee, an amount equal to the sum of the following:

            (1) An amount of money which, when added to the amount then on deposit and available in the Note Fund, will be sufficient to pay, retire and redeem all the Outstanding Notes on the earliest possible redemption date after notice as provided in the Indenture, including, without limitation, the principal amount thereof, all interest to accrue to said redemption date and premium, if any, and expenses of redemption, plus

            (2) An amount of money equal to the Trustee's fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Notes, plus

            (3) An amount of money equal to the Issuer's fees and expenses under this Agreement accrued and to accrue until such final payment and redemption of the Notes.

      Section 9.3. Payment Under Letter of Credit. The Company's obligation to make any payments under this Article IX shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit upon reimbursement by the Company to the Bank in full for such payment pursuant to the terms of the Credit Agreement.

                                    ARTICLE X
                  OBLIGATION TO TERMINATE AGREEMENT IN EVENT OF
                       A DETERMINATION OF TAXABILITY OR A
                        DETERMINATION OF UNENFORCEABILITY

      Section 10.1. Obligation to Terminate Agreement. The Company shall be obligated to terminate this Agreement and accordingly cause the Notes to be redeemed, within one hundred eighty (180) days after a Determination of Taxability (as defined below) or a Determination of Unenforceability (as defined below) shall have occurred by paying or causing to be paid &n amount which, when added to other funds on deposit in the Note Fund and available for such purpose, is equal to (a) one hundred percent (100%) of the aggregate principal amount of Notes Outstanding on the redemption date plus accrued interest to the redemption date, plus (b) an amount of money equal to the Trustee's fees and expenses under the Indenture accrued and to accrue until such purchase and redemption of the Notes, plus (c) an amount of money equal to the Issuer's fees and expenses under this Agreement accrued and to accrue until such purchase and redemption of the Notes.

      A "Determination of Taxability" shall have been deemed to occur if a final decree or judgment of any federal court or a final action of the Internal Revenue Service determines that interest paid or payable on any Note is or was includable in the gross income of an Owner of the Notes for federal income tax purposes under the Code (other than an Owner who is a substantial user or related person within the meaning of Section 103(b) of the Code). No such decree, judgment, or action will be considered final for this purpose, however, unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any Owner of a Note, and until conclusion of any appellate review, if sought. If the Trustee receives written notice from any Owner of Notes stating that (i) the Owner of Notes has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any
Note in the gross income of such Owner of Notes for the reasons described therein or any other proceeding has been instituted against such Owner of Notes which may lead to a final decree, judgment, or action as described herein, and
(ii) such Owner of Notes will afford the Company the opportunity to contest the same, either directly or in the name of the Owner of Notes, until a conclusion of any appellate review, if sought, then the Trustee shall promptly give notice thereof to the Company, the Issuer, the Bank and the Owner of each Note Outstanding. The Trustee shall thereafter coordinate any similar requests or notices it may have received from other Owners of Notes and shall keep them informed of the progress of any administrative proceedings or litigation.

      A "Determination of Unenforceability" shall have been deemed to occur if, as a result of any changes in the Constitution of the State or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement.

      If a Determination of Taxability or a Determination of Unenforceability is made, the Trustee shall give notice of the redemption of the Notes at the earliest practicable date, but not later than the date specified in this Article, and in the manner provided by Section 307 of the Indenture.

      The Company's obligation to make any payments under this Article X shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit upon reimbursement by the Company to the Bank in full for such payment pursuant to the terms of the Credit Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.1. Term of Agreement. This Agreement shall remain in full force and effect from the date hereof to and including November 1, 2007, or until such time as all of the Notes and the fees and expenses of the Issuer and the Trustee and all amounts payable to the Bank under the Credit Agreement shall have been fully paid or provision made for such payments, whichever is later; provided, however, that this Agreement may be terminated prior to such date pursuant to Article IX of this Agreement.

      Section 11.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered mail, postage prepaid, addressed as follows:

            if to the Issuer to:

            Economic Development Corporation of the City of Plainwell 141 North Main Street
            Plainwell, Michigan 49080
            Attention: President

            if to the Company to:

            Philip Morris Industrial Incorporated
            100 Park Avenue
            New York, New York 10017
            Attention: Secretary

            with a copy to:

            Philip Morris Incorporated
            120 Park Avenue
            New York, New York 10017
            Attention: Secretary

            if to the Bank to:

            First Interstate Bank
            707 Wilshire Boulevard
            Los Angeles, California 90017
            Attention: Renato Bautista,
                       Letter of Credit Division

or if to the issuer of a Substitute Letter of Credit at its address designated in writing to the Trustee. A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Company shall also be given to the Trustee, the Guarantor and the Bank. The Issuer, the Company, the Guarantor, the Trustee, and the Bank may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

      Section 11.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Bank, the Trustee, the Owners of Notes and their respective successors and assigns, subject, however, to the limitations contained in Sections 2.2(d) and 7.3 hereof.

      Section 11.4. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

      Section 11.5. Amounts Remaining in Funds. Subject to the provisions of Sections 512 and 513 of the Indenture, it is agreed by the parties hereto that any amounts remaining in the Note Fund or the Project Fund, or any other fund created under the Indenture upon expiration or earlier termination of the Term of Agreement, as provided in this Agreement, after payment in full of the Notes (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee.

      Section 11.6. Amendments, Changes and Modifications. Subsequent to the issuance of Notes and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), and except as otherwise herein expressly provided, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, the Guarantor and, prior to the Letter of Credit Termination Date and payment of all amounts payable to the Bank under the Credit Agreement, the consent of the Bank if required by the provisions of the Indenture.

      Section 11.7. Execution in Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      Section 11.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

      Section 11.9. Captions. The captions and headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

      IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed in its name and with its official seal hereunto affixed and attested by its duly authorized officer and the Company has caused this Agreement to be executed in its name and attested by its duly authorized officer, all as of the date first above written.

[SEAL]                                    ECONOMIC DEVELOPMENT
                                          CORPORATION OF THE CITY OF
                                          PLAINWELL


Attest:                                   By:
       ---------------------------           ---------------------------
       Secretary                                President

[SEAL]                                    PLAINWELL PAPER CO., INC.


Attest:                                   By:
       ---------------------------           ---------------------------
       Title:                                   Title:
             ---------------------                    ------------------